POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Dawn Garcia Hendershot, Raymond Merk, Mark Orlando, and Donald J. Kunz, signing singly, his or her true and lawful attorney in fact with full power and authority to:
1. execute for and on behalf of the undersigned, with respect to the undersigneds position as an officer of Ramco Gershenson Properties Trust the Trust, a Form ID and Forms 3, 4 and 5 in accordance with Section 16a of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder the Exchange Act;
2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
ID or Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange, stock market or similar authority; and
3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.
The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Trust assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Trust, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of June, 2018.

						/s/ Michael Fitzmaurice